UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 400 Gaithersburg, Maryland	20879
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (240) 631-3200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EBS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment and Extension of Senior Secured Credit Facilities

On May 15, 2023, Emergent BioSolutions Inc. (the “Company”) entered into that certain Fourth Amendment to Amended and Restated Credit Agreement, Waiver and First Amendment to Amended and Restated Collateral Agreement (the “Credit Agreement Amendment”), among the Company, as borrower, certain subsidiaries of the Company, as guarantors, Wells Fargo Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”) and certain lenders party thereto. The Credit Agreement Amendment amends the Amended and Restated Credit Agreement, dated as of October 15, 2018, among the Company, the lenders party thereto from time to time and the Administrative Agent (as previously amended, modified and supplemented, the “Existing Credit Agreement”), relating to the Company’s senior secured credit facilities consisting of a senior revolving credit facility (the “Revolving Credit Facility”) and a senior term loan facility (the “Term Loan Facility” and together with the Revolving Credit Facility, the “Senior Secured Credit Facilities”).

The Credit Agreement Amendment amends the Existing Credit Agreement to, among other things, (a) extend the maturity date of the Senior Secured Credit Facilities from October 13, 2023 to May 15, 2025, (b) reduce the available commitments under the Revolving Credit Facility from $600.0 million to $300.0 million, (c) remove the Company’s ability to incur incremental loans and (d) amend certain mandatory prepayment triggers, affirmative covenants, negative covenants and events of default thereunder. In connection with the Credit Agreement Amendment, the Company used the approximately $270.0 million of proceeds from the previously announced sale of its travel health business to Bavarian Nordic, which closed on May 15, 2023, together with approximately $217.2 million of cash on hand, to repay approximately $144.4 million in outstanding principal amount of loans under the Term Loan Facility and $342.8 million outstanding principal amount of loans under the Revolving Credit Facility.

The Credit Agreement Amendment also (w) amends the consolidated debt service coverage ratio financial covenant to require the minimum level to be 2.25 to 1.00 for the fiscal quarters ending March 31, 2024, June 30, 2024, September 30, 2024 and December 31, 2024, and then 2.50 to 1.00 for each fiscal quarter ending thereafter, (x) amends the consolidated leverage ratio to require the maximum level to be 4.50 to 1.00 for the fiscal quarter ending March 31, 2024 and each fiscal quarter ending thereafter, (y) adds minimum Consolidated EBITDA requirements and maximum capital expenditure requirements for each of the months ending April 30, 2023 through February 29, 2024 and a minimum liquidity requirement as of the end of each calendar month and (z) requires the Company to increase its liquidity by April 30, 2024 by raising at least $75.0 million of equity or unsecured indebtedness.

In addition, the Credit Agreement Amendment replaces the interest rate benchmark such that borrowings under the Revolving Credit Facility and the outstanding principal amount of the Term Loan Facility shall bear interest at a rate per annum equal to (a) a rate based on SOFR, EURIBOR or CDOR plus a margin of 6.00% until March 31, 2024 and thereafter, a margin ranging from 2.75% to 4.00% depending on the Company’s consolidated leverage ratio, or (b) a base rate (which is the highest of the prime rate, the federal funds rate plus 0.50%, and a SOFR rate for an interest period of one month plus 1%) plus a margin of 5.00% until March 31, 2024 and thereafter, a margin ranging from 1.75% to 3.00% depending on the Company’s consolidated leverage ratio. In addition, the commitment fee the Company is required to pay in respect of the annual daily unused commitments under the Revolving Credit Facility shall be 0.15% to 0.40% per annum, depending on the Company’s consolidated leverage ratio.

Under the Credit Agreement Amendment, the Company and the other guarantors have also agreed to provide a lien over certain assets as additional collateral for the benefit of the lenders, including owned real property, equity interests of foreign subsidiaries and certain deposit accounts.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Credit Agreement Amendment contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, that are solely for the benefit of the parties to such agreement, and that may be subject to limitations agreed upon by the contracting parties. The Credit Agreement Amendment is not intended to provide investors and the public with factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

At-the-Market Equity Offering Facility

On May 17, 2023, the Company entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Evercore Group L.L.C. and RBC Capital Markets, LLC (together, the “Managers”), as sales agents, under which the Company may offer and sell its common stock, par value $0.001 per share, from time to time having an aggregate offering price of up to $150,000,000 (the “Shares”) during the term of the Distribution Agreement through the Managers. The Company will file a prospectus supplement relating to the offer and sale of the Shares pursuant to the Distribution Agreement, which will form a part of the Company’s Registration Statement on Form S-3 (File No. 333-258634), which was initially filed with the SEC and became automatically effective on August 9, 2021.

Under the Distribution Agreement, the Company will set the parameters for the sale of the Shares, including the number of shares to be issued, the time period during which sales are requested to be made and any minimum price below which sales may not be made. Subject to the terms and conditions of the Distribution Agreement, the Managers will use commercially reasonable efforts to sell the Shares by methods deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or any other trading market for the Company’s stock. The Company will pay the Managers a commission of up to 3.0% of the aggregate gross proceeds of any Shares sold by the Managers, if any.

The Company is not obligated to sell any Shares pursuant to the Distribution Agreement. The Distribution Agreement contains customary representations, warrantees and agreements between the Company and the Managers, including customary indemnification rights, including for liabilities under the Securities Act. The offering of Shares pursuant to the Distribution Agreement will terminate upon the termination of the Distribution Agreement in accordance with its terms. The Company and the Managers may terminate the Distribution Agreement at any time by providing each other with written notice.

The foregoing summary of the Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Distribution Agreement contains representations, warranties and covenants that were made only for purposes of such agreement and as of specific dates, that are solely for the benefit of the parties to such agreement, and that may be subject to limitations agreed upon by the contracting parties. The Distribution Agreement is not intended to provide investors and the public with factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

The legal opinion of Covington & Burling LLP relating to the Shares is filed herewith as Exhibit 5.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Form 8-K under the subheading “Amendment and Extension of Senior Secured Credit Facilities” is incorporated into this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On May 17, 2023, the Company issued a statement announcing an amendment to its Existing Credit Agreement, which is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing, under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

5.1	Opinion of Covington & Burling LLP.

10.1*	Fourth Amendment to Amended and Restated Credit Agreement, Waiver and First Amendment to Amended and Restated Collateral Agreement, dated May 15, 2023, among Emergent BioSolutions Inc., the guarantors party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent.

10.2	Equity Distribution Agreement, dated May 17, 2023, between Emergent BioSolutions Inc., Evercore Group L.L.C. and RBC Capital Markets, LLC.

23.1	Consent of Covington & Burling LLP (included in Exhibit 5.1).

99.1	Company statement issued by Emergent BioSolutions Inc. on May 17, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Certain portions of this exhibit have been redacted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2023	EMERGENT BIOSOLUTIONS INC.

	By:	/s/ Richard S. Lindahl
	Name:	Richard S. Lindahl
	Title:	Executive Vice President, Chief Financial Officer and Treasurer